BONUS DEFERRAL COMPENSATION AGREEMENT



     This Bonus Deferral Compensation Agreement (the "Agreement") is entered into this ____ day of July, 1995, by and between KASH N' KARRY FOOD STORES, INC., a Delaware corporation (the "Company"), and the person executing this Agreement as key employee (the "Key Employee"). To induce the Key Employee to remain in the employ of the Company, and in consideration of their mutual covenants, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Key Employee agree as follows:

     1.   Definitions.

          As used in this Agreement and unless the context otherwise plainly requires, the terms defined in this paragraph shall have the meanings ascribed to them and shall include the plural as well as the singular number.

          1.1 "Account" means the separate memorandum account maintained by the Company in the name of the Key Employee, which records the aggregate amount of the Key Employee's Elective Bonus Deferral Compensation, and the aggregate amount of the Income allocable to such amount.

          1.2  "Agreement" means this Bonus Deferral Compensation
Agreement, as originally executed and as from time to time amended or supplemented.

          1.3 "Beneficiary" means the Person or Persons designated by the Key Employee in Schedule A to this Agreement to receive the Benefit, if any, payable by reason of the Key Employee's death. The Key Employee may change the designated Beneficiary at any time and from time to time, without the consent of any previous Beneficiary, by executing a new Schedule A and delivering it to the Plan Administrator prior to the Key Employee's death. The last Beneficiary designated by the Key Employee in a Schedule A duly executed by the Key Employee and timely delivered to the Plan Administrator shall receive the Benefit. If no Beneficiary is properly designated by the Key Employee in accordance with the provisions of this subparagraph 1.3, then the Key Employee's estate shall be deemed the Beneficiary.

          1.4 "Benefit" means the amounts set forth in the Account, which shall be paid to the Key Employee by the Company upon the occurrence of a Distribution Event; provided, however, if the triggering Distribution Event is an Unforeseeable Emergency, then the amount of the Benefit that shall be paid to the Key Employee shall be limited to the amount of the Unforeseeable Emergency (as determined in accordance with subparagraph 1.23 of this Agreement).

          1.5 "Bonus Compensation" means the total amount, if any, as determined by the Company's Board of Directors after the end of the applicable fiscal year of the Company to be payable by the Company to the Key Employee as a bonus. The Board of Directors has the sole discretion, but no obligation, to award any bonus subject to this Agreement and the Key Employee has no right to receive any such award.

          1.6  "Company" means Kash n' Karry Food Stores, Inc., a
Delaware corporation.

          1.7 "Deferral Percentage" means the percentage (which percentage must be an integer) of the Excess Bonus Compensation that the Key Employee elects to defer for a particular Plan Year in accordance with the terms of this Agreement.

          1.8 "Disability" means the Key Employee's inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than twelve
(12) months. The determination of whether the Key Employee is Disabled shall be made by a licensed medical doctor selected by the Key Employee; provided, however, if the Company disagrees with such determination, then the Company shall select a doctor and the mutual agreement of the two doctors so selected shall be conclusive and bind all affected persons; provided, further, if the two doctors so selected shall be unable to mutually agree as to whether the Key Employee is Disabled, then those two doctors shall mutually select a third doctor and the determination of such third doctor shall be conclusive and bind all affected persons. Each doctor so selected shall determine whether the Key Employee is Disabled within thirty (30) days from the date such doctor is selected.

          1.9  "Disabled" means, when referring to the Key
Employee, the Disability of the Key Employee as determined in accordance with this Agreement.

          1.10 "Distribution Event" means the first to occur of any of the following events:

               (a) the date of the Key Employee's Termination of Employment with the Company for any reason, including, but not limited to, the Key Employee's death, Disability, retirement, or voluntary or involuntary termination of employment, with or without cause;

               (b)  the date the Plan is terminated under
subparagraph 6.1 of this Agreement; or

               (c) the date that an Unforeseeable Emergency occurs with respect to the Key Employee.







          1.11 "Election Form" means that written form (attached hereto as Schedule A), pursuant to which the Key Employee will select the minimum Bonus Compensation amount, the Deferral Percentage, and the maximum Elective Bonus Deferral Compensation amount.

          1.12 "Elective Bonus Deferral Compensation" means the amount of Excess Bonus Compensation that the Key Employee elects to defer for any particular Plan Year under the terms of this Agreement, as determined in accordance with the Key Employee's Election Form, and shall equal the product of the Key Employee's Excess Bonus Compensation for such Plan Year multiplied by the Deferral Percentage in effect for such Plan Year as selected by the Key Employee on a signed and delivered Election Form, but subject to the maximum Elective Bonus Deferral Compensation amount selected by the Key Employee for such Plan Year set forth in the Election Form.

          1.13 "Excess Bonus Compensation" means the amount of the Bonus Compensation for the applicable Plan Year in excess of that certain amount of the Bonus Compensation that the Key Employee elects to have paid to such Key Employee, which election shall be made on the Election Form.

          1.14 "Income" means the interest rate, as set forth on Schedule B, attached hereto and incorporated herein by this reference, and as amended from time to time in accordance with the provisions of paragraph 4 of this Agreement, that will be credited by the Company to:

               (a) the Key Employee's Account on the last day of each week (or such other period as determined in accordance with the Company's normal payroll and accounting practices) upon (i) the then aggregate amount of the Key Employee's Elective Bonus Deferral Compensation; and (ii) the then aggregate amount of the Income previously allocated to the Account;

          and (b) the amount of the Key Employee's Account to the extent required under subparagraph 5.1 of this Agreement.

          1.15 "Internal Revenue Code" means the Internal Revenue
Code of 1986, as in effect on the date this Agreement is executed by the parties.

          1.16 "Key Employee" means the individual who signs this Agreement, who is a highly compensated employee or a member of a select management group of the Company.

          1.17 "Person" means one or more of the individuals or entities set forth in section 7701(a)(1) of the Internal Revenue
Code.







          1.18 "Plan" means this Bonus Deferral Compensation Agree-ment.

          1.19 "Plan Administrator" means the Company, unless the Company designates a different person as Plan Administrator.

          1.20 "Plan Year" means the 52/53 week fiscal year period ending on the Sunday nearest July 31 of each year.

          1.21 "Subsidiary" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

          1.22 "Termination of Employment" means the cessation of the Key Employee's employment with the Company for any reason including, but not limited to, the Key Employee's death, Disability, retirement, or voluntary or involuntary termination of employment, with or without cause. Unless attributable to death or Disability, Termination of Employment shall be effective on the last day that the Key Employee performed any service for the Company and may be evidenced by written notice delivered in accordance with subparagraph 14.5 of this Agreement by either party to the other party.

          1.23 "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Key Employee or Beneficiary and that would result in severe financial hardship to such individual if early withdrawal were not permitted and that results from a sudden and unexpected illness or accident of the Key Employee or a dependent (as defined in section 152(a) of the Code) of the Key Employee, loss of the Key Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Key Employee or the Beneficiary. The occurrence of an Unforeseeable Emergency shall be determined by the Company and the amount of any distribution by reason of the occurrence of an Unforeseeable Emergency shall be limited to the amount necessary to meet the emergency. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent such hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Key Employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. The term Unforeseeable Emergency does not include the need to send a Key Employee's child to college or the desire to purchase a home.

     2.   Employment.    Unless otherwise agreed by the Company,
the Key Employee agrees to devote his full time and attention to the business and affairs of the Company and to use his best efforts to provide satisfactory services to the Company.





     3.   Elective Deferral Compensation.

          3.1 Election Procedure. Prior to the end of each Plan Year, and at least 30 days prior to the actual date of the ascertainment and grant of the Employee's Bonus Compensation (if any) for such Plan Year, the Key Employee may determine to elect to defer the receipt of any percentage of such Key Employee's Excess Bonus Compensation for the Plan Year, which will constitute the tentative Elective Bonus Deferral Compensation for such Plan Year, and such election shall be deemed effective as of the first day of such Plan Year; provided, however, the Elective Bonus Deferral Compensation amount for such Plan Year shall not exceed that certain maximum amount elected by the Key Employee on the Election Form, and the amount of the tentative Elective Bonus Deferral Compensation amount in excess of such maximum amount, if any, shall be paid to the Key Employee. The above provisions may be illustrated by the following example: Assume that the Key Employee's Bonus Compensation for the Plan Year is $25,000; the minimum Bonus Compensation selected to be paid to the Key Employee is $5,000; the Key Employee elects a Deferral Percentage of fifty percent (50%); and the maximum Elective Bonus Deferral Compensation amount selected by the Key Employee is $9,000. The first $5,000 of the Bonus Compensation shall be paid by the Company to the Key Employee. The remaining Bonus Compensation or $20,000 shall be the amount of the Excess Bonus Compensation for that Plan Year. 50% of the Excess Bonus Compensation of $20,000 equals $10,000. Thus, $10,000 is the amount of the tentative Elective Bonus Deferral Compensation amount. However, the Key Employee has elected that the maximum Elective Bonus Deferral Compensation amount shall be $9,000 for such Plan Year. Thus, of the $25,000 Bonus Compensation, $9,000 is the Elective Bonus Deferral Compensation amount, and the balance, or $16,000, is paid currently to the Key Employee.

     Each year the Key Employee may make the above described elections on a properly executed and delivered Election Form. An Election Form shall not be valid unless properly signed and dated by the Key Employee, witnessed, and delivered to the Plan Administrator prior to the end of the Plan Year. The elections made on the Election Form shall be irrevocable with respect to the Bonus Compensation for the Plan Year to which the election relates. If the Key Employee has not delivered a timely and properly executed Election Form to the Plan Administrator for any Plan Year, then the Key Employee shall be deemed not to have elected any Bonus Compensation for that Plan Year.

          3.2 Allocation to Account. The amount of the Excess Bonus Compensation, if any, that the Key Employee elects to defer in accordance with subparagraph 3.1 of this Agreement shall be recorded in the Account corresponding to the date that the Company would otherwise have paid the Bonus Compensation to the Key






Employee in accordance with its normal payroll and accounting practices. Income shall accrue on any such allocation of the Elective Bonus Deferral Compensation commencing on the date that such allocation is allocated to the Account as described above.

     4.   Change in the Income Rate.    Prior to the beginning of
each Plan Year, the Board of Directors of the Company shall establish the Income rate that shall be effective and irrevocable for the immediately ensuing Plan Year, and shall be effective for each subsequent Plan Year, unless the Company's Board of Directors changes the Income rate; provided, however, any such change shall not be effective earlier than the Plan Year immediately following the Plan Year during which the change is adopted by the Company's Board of Directors; provided, further, notwithstanding the foregoing, the Company's Board of Directors may increase the Income rate at any time and such increase shall be effective as of the date that the increase is adopted by the Board of Directors. Notwithstanding any contrary provision of this Agreement, the amount of the Income rate shall not be less than eight percent (8%) interest per annum, and unless the Board of Directors of the Company shall specifically provide otherwise, the Income rate under this Plan shall be the same as the Income rate established by the Board of Directors under the Deferred Compensation Plan applicable to the Annual Compensation of Key Employees of the Company. Any decrease in the Income rate shall be communicated to the Key Employee not less than ten (10) days prior to the effective date of such change.

     5.   Benefit.

          5.1 Eligibility for Benefit. Upon the occurrence of a Distribution Event, the Company shall pay to the Key Employee or the Key Employee's Beneficiary, as applicable, the Benefit. The amount of the Benefit shall be increased by its share of Income (allocated on a daily basis) for the period that commences on the date such Distribution Event occurs and terminates on the date that the Benefit (and this additional Income) is distributed to the Key Employee in accordance with subparagraph 5.2 of this Agreement.

          5.2 Amount of Benefit. The Benefit, together with the additional Income, if any, accrued under subparagraph 5.1 of this Agreement, less all deductions required by law, shall be paid by the Company to the Key Employee or Beneficiary, as applicable, in a single lump sum payment not later than thirty (30) days after the date that the Distribution Event occurs, and payment shall, in the discretion of the Company, either be made to the Key Employee or Beneficiary, as applicable, by hand delivery at the office of the Company or delivery in accordance with the provisions of subparagraph 14.5 of this Agreement.








     6.   Termination or Amendment of Agreement.

          6.1 Termination of Agreement. This Agreement shall terminate upon the date that any of the following events first occurs:

               (a)  cessation of the Company's business;

               (b) approval by the Company's shareholders to dissolve or liquidate the Company;

               (c)  the decision of the Company to demote the Key
Employee to a position with the Company that results in the Key
Employee no longer constituting a highly compensated employee or a member of a select management group of the Company;

               (d) upon the date that the Company breaches any obligation imposed on it under any other deferred compensation agreement that the Company may enter into from time to time, including, but not limited to, failing to pay all or any portion of any benefits required to be paid to any other employee of the Company under any such deferred compensation agreement, but only if such employee delivers written notice of such breach to the Company, the Company fails to cure such breach during the period that terminates ten (10) days after the date such notice is delivered to the Company, and a board of arbitration (which shall be selected and administered in accordance with a procedure substantially similar to the procedure described in subparagraph
11.4 of this Agreement) determines that the Company breached any such obligation. The board of arbitration shall be selected and make its determination within 30 days after the date that such employee delivers the written notice to the Company; or

               (e) the decision of the Company to terminate the Plan at any time, with or without cause.

     Notwithstanding the foregoing, this Agreement shall survive any termination until the Key Employee's entire Benefit, together with the additional Income, if any, accrued under subparagraph 5.1 of this Agreement, less all deductions required by law, is distributed to the Key Employee in accordance with the provisions of subparagraphs 5.1 and 5.2 of this Agreement.

          6.2 Amendment of Agreement. Except as otherwise provided under this Agreement, the Company may amend or supplement this Agreement, including, but not limited to, increasing the amount of the Income rate, at any time and from time to time with or without the consent of the Key Employee. The Company shall deliver a copy of the amendment to the Key Employee. Provided, however, notwithstanding the foregoing, no amendment shall be effective to: (a) reduce the amount of, or alter the time, method,






or form of distributing, the Benefit payable pursuant to this Agreement determined as of the date immediately prior to the date of such amendment; (b) decrease the amount of the Income rate for a current Plan Year; or (c) decrease the amount of the Income rate below eight percent (8%) compounded quarterly.

     7. Funding. The Plan shall be "unfunded" for purposes of federal income taxation and for purposes of the Employee Retirement Income Security Act of 1974, as amended, as that term is inter-preted, from time to time, for such purposes; provided, however, the Company may obtain life insurance, disability insurance, or both, to informally fund its obligations hereunder, and the Company shall be the owner and beneficiary of the policy or policies. The Key Employee shall submit to medical examinations, supply information, and execute documents as may be required by the insurance company or companies. Neither the Key Employee, nor the Plan, shall be deemed to have any right, title, or interest in or to any specific assets of the Company, including any insurance policies or the proceeds therefrom, and any such policies shall not in any way be considered to be security for the performance of the obligations under this Agreement. Nothing contained in this Agreement and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Key Employee or the Beneficiary. Any funds that may be invested to meet the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company. To the extent any person acquires a right to receive payments from the Company under this Agreement, that right will be no more secure than the right of an general unsecured creditor of the Company. The Benefit payable under this Agreement constitutes a mere promise by the Company to make payments in the future.

     8. Non-Assignability. The Key Employee or Beneficiary shall not have any right to commute, encumber, transfer, convey, or dispose of the right to the Benefit payable under this Agreement. The Benefit and the right to it are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Key Employee or Beneficiary. Except to the extent contrary to applicable law, the Benefit under this Agreement is not transferable by operation of law if the Key Employee or Beneficiary becomes insolvent or bankrupt. Any attempt by the Key Employee or Beneficiary to commute, encumber, transfer, convey, or dispose of the right to the Benefit payable under this Agreement, shall be void and ineffectual.

     9.   Participation in Other Plans.   Nothing contained in this
Agreement shall be construed to alter, abridge, or affect the rights and privileges of the Key Employee to participate in and be covered by any employee plans that the Company now has or may here-after adopt. Any payment under this Plan shall be independent of,





and in addition to, those payable under any other plan or agreement that may be in effect with respect to the Key Employee.

     10. Employment Rights. This Agreement shall not be deemed to constitute a contract of employment between the Company and the Key Employee and shall create no right of the Key Employee to continue in the Company's employ, nor shall this Agreement restrict the right of the Company to discharge the Key Employee or to terminate the Key Employee's employment.

     11.  Plan Administration.

          11.1 Plan Administrator. This Agreement and the Plan shall be administered by the Plan Administrator. The Plan
Administrator shall make all determinations as to the right of the Key Employee or the Beneficiary, as applicable, to receive the Benefit provided by this Agreement.

          11.2 Claims Procedure. If a Benefit under this Agreement is not paid to the Key Employee or the Beneficiary, as applicable, and such person feels entitled to it, such person shall make a claim in writing to the Plan Administrator. If the claim is denied, in whole or in part, the Plan Administrator shall inform the claimant in writing within 45 days setting forth the reasons for denial in layman's terms, with specific reference to the provisions of this Agreement upon which the denial is based, and with a description of the review procedures set forth in subpara-graph 11.3.

          11.3 Review Procedure. If a claim for the Benefit under this Agreement is denied, the claimant may, within 60 days after the denial, submit to the Plan Administrator, in writing, such information that will, in the claimant's opinion, support the claimant's right to the Benefit. If the Plan Administrator, after reviewing the information submitted by the claimant, determines that the claimant is not entitled to the Benefit claimed, the Plan Administrator shall afford the claimant or his representative a reasonable opportunity to appear personally before the Plan Administrator, to submit oral or written comments, and to review any documents pertinent to the Plan Administrator's decision. The Plan Administrator shall render its final decision, in writing, within 60 days after the appearance, with the specific reasons therefor.

          11.4 Arbitration.   If the Key Employee or Beneficiary,
as applicable, disagrees with the Plan Administrator's final decision and such claimant delivers notice to the Company (in accordance with the provisions of subparagraph 14.5) within ten
(10) days from the date of the Plan Administrator's final decision, then the determination of whether the claimant is entitled to the Benefit shall be submitted to binding arbitration. In that event, the determination shall be made by a board of arbitration to






consist of one representative selected by the claimant, one representative selected by the Company, and a third representative to be appointed by the two representatives so selected. The board of arbitration shall be bound by and adhere to the rules and regulations of the American Arbitration Association applying the laws of the State of Florida. The majority decision of the board of arbitration shall be binding and conclusive upon all affected parties. Except as otherwise provided under subparagraph 14.7 of this Agreement, the costs and expenses of the arbitration shall be borne equally by the claimant and the Company.

     12. Expenses. All costs and expenses of administering the Plan shall be paid by the Company.

     13. Account Statement. Within sixty (60) days after the termination of each Plan Year, the Company shall deliver to the Key Employee a statement that sets forth the amounts recorded in the Key Employee's Account.

     14.  Miscellaneous.

          14.1 Binding Effect. This Agreement shall be binding on the legal representatives, successors, heirs, and assignees of the Company and the Key Employee.

          14.2 Governing Law. This Agreement has been negotiated and prepared in the State of Florida, and the validity, construction, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of Florida (excluding its choice of law provisions if such laws would result in the application of laws of a jurisdiction other than Florida). Each party consents and agrees that Tampa, Hillsborough County, Florida, shall be the proper, exclusive, and convenient venue for any legal proceeding in federal or state court relating to this Agreement, and each party to this Agreement waives any defense, whether asserted by motion or by pleading, that Tampa, Hillsborough County, Florida, is an improper or inconvenient venue.

          14.3 Entire Agreement. This instrument contains the final, complete, and exclusive expression of the parties' under-standing and agreement concerning the transactions contemplated by this Agreement and supersedes any prior or contemporaneous agreement or representation, oral or written, by either of them.

          14.4 Descriptive Headings. The titles preceding the text of the paragraphs and subparagraphs of this Agreement are inserted solely for convenience of reference and shall neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

          14.5 Notices. Any notice, communication, or payment of Benefit re





quired or permitted to be sent by either party under this Agreement shall be made in writing and shall be deemed delivered when presented by hand delivery or when deposited in a United States postal service office or letter box for mailing by first class mail or certified mail, return receipt requested (whether or not the return receipt is subsequently received), postage prepaid and addressed to the appropriate party as follows:


     If to the Company:

          Kash n' Karry Food Stores, Inc.
          P.O. Box 11675
          Tampa, Florida 33680


     If to the Key Employee:

          The address set forth in Schedule A

or at such other addresses as either party may designate in writing to the other party.


          14.6 Gender. Throughout this Agreement, except where the context otherwise requires, the masculine gender shall be deemed to include the feminine and the neuter and the singular number shall be deemed to include the plural and vice-versa.

          14.7 Attorneys' Fees.    If any suit or action shall be
instituted to enforce or to interpret this Agreement, or to enforce any other claim or counterclaim arising out of the employment relationship between the parties, the prevailing party shall be entitled to recover from the non-prevailing party all costs, or arbitration fees, and reasonable attorneys' fees, expended as part of such suit, action, or appeal thereof.

     15. Limited Withdrawal Right Subject to Substantial Limitation. Notwithstanding any contrary provision of this Agreement, prior to the occurrence of a Distribution Event the Key Employee shall have the right to make an election to receive a distribution equal to ninety percent (90%) of the Key Employee's Benefit. The election shall be effective, and the amount of such Benefit shall be determined, on the date that the election is received by the Plan Administrator (the "Withdrawal Election Date"). The other ten percent (10%) of the Key Employee's Benefit shall be forfeited and lost by the Key Employee. If the Key Employee elects to receive a distribution under this paragraph 15, then the Key Employee shall not be eligible to again participate in the Plan until the beginning of the first Plan Year that follows the one year anniversary of the Withdrawal Election Date. The Key Employee shall make an election to receive a distribution under this paragraph 15 by delivering a written statement signed and dated by the Key Employee to the Plan Administrator. The Company shall pay the ninety percent (90%) amount of the Key Employee's Benefit, less all deductions required by law, to the Key Employee


not more than ten (10) days after the Withdrawal Election Date by either hand delivery to the Key Employee at the Company's office or delivery in accordance with paragraph 14.5 of this Agreement.

     IN WITNESS WHEREOF, the Company and the Key Employee have executed this Agreement this ____ day of July, 1995.


ATTEST:                         KASH N' KARRY FOOD STORES, INC.


_________________________       By:___________________________
Secretary
                                    Its:_______________________

(Corporate Seal)

                                        "COMPANY"

WITNESSES:

_________________________       ______________________________

_________________________

                                        "Key Employee"































                           SCHEDULE A

            Election and Beneficiary Designation Form

     1. For the Plan Year terminating on July ___, 199___, I hereby make the following elections:

(a) The minimum amount of the Bonus Compensation that shall be paid to me for the applicable Plan Year shall be $__________. The amount of Bonus Compensation for such Plan Year in excess of this minimum amount shall be the Excess Bonus Compensation for that Plan Year.

(b) The Deferral Percentage for the applicable Plan Year that will be multiplied by the Excess Bonus Compensation amount to yield the tentative Elective Bonus Deferral Compensation amount for such Plan Year shall be ___ percent (__%).

(c) Notwithstanding my selection in (b) above, the amount of the Elective Bonus Deferral Compensation amount for such Plan Year shall not exceed $___________.

     2.   I hereby designate ___________________________________
as my Beneficiary to receive the Benefit on the event of my death, and if ____________________________ is not then living, then I designate ______________________ to be my secondary Beneficiary.


     3. My address and telephone number for purposes of giving notice under subparagraph 14.5 of the Agreement is:

          _________________________
          Street or P.O. Address

          _________________________
          City, State, and Zip Code

          _________________________
          Telephone Number


     Dated this _____ day of July, 199___.


WITNESSES:

__________________________              _________________________

__________________________

                                             "Key Employee"






                           SCHEDULE B

     1. For the Plan Year commencing on the ___ day of July 1995, and each subsequent Plan Year (unless amended in accordance with paragraph 4 of the Agreement), the annual Income rate shall be 11%.


     I hereby certify that the percentage set forth above was duly adopted by the Company's Board of Directors.


                              Kash n' Karry Food Stores, Inc.


                              By:____________________________
                                 Its: Secretary









































                                    14